EXHIBIT 10.16

WARRANT AGREEMENT

PLYMOUTH INDUSTRIAL REIT, INC.

and

DOF IV REIT HOLDINGS, LLC

WARRANT AGREEMENT

Dated as of June __, 2017

THIS WARRANT AGREEMENT (this “Agreement”), dated as of June __, 2017, is by and between Plymouth Industrial REIT, Inc., a Maryland corporation (the “Company”), and DOF IV REIT Holdings, LLC, a Delaware limited liability company (“DOF Holdings”).

WHEREAS, concurrently with the execution of this Agreement, the Company and DOF Holdings are entering into and closing the transactions contemplated under that certain Exchange Agreement, providing for, among other things, the issuance by the Company to DOF Holdings of 250,000 warrants (the “Warrants”). Each Warrant entitles the holder thereof to purchase one share of common stock of the Company, par value $0.01 per share (“Common Stock”), for $24.00 per share, subject to adjustment as described herein;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.       Warrants.

1.1       Form of Warrant. Each Warrant shall be issued in registered form only and shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chief Executive Officer, President, Chief Financial Officer, Secretary or other principal officer of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

1.2       Registration.

1.2.1       Warrant Register. The Company shall maintain books (the “Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Company shall register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Company by Torchlight.

1.2.2       Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate (as defined below) made by anyone other than the Company), for the purpose of any exercise thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

2.       Terms and Exercise of Warrants.

2.1       Warrant Price. Each Warrant shall entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company one share of Common Stock, at the price of $24.00 per share, subject to the adjustments provided in Section 3 hereof and in the last sentence of this Section 2.1. The term “Warrant Price” as used in this Agreement shall mean the price per share at which shares of Common Stock may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days, provided that the Company shall provide at least twenty (20) days prior written notice of such reduction to Registered Holders of the Warrants and, provided further that any such reduction shall be identical among all of the Warrants.

2.2       Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date hereof and terminating at 5:00 p.m., New York City time, on the date that is five (5) years after the date hereof (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in Section 2.3.2 below. Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m., New York City time, on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date, provided that the Company shall provide at least twenty (20) days prior written notice of any such extension to Registered Holders of the Warrants and, provided further that any such extension shall be identical in duration among all the Warrants.

2.3       Exercise of Warrants.

2.3.1       Payment. Subject to the provisions of the Warrant and this Agreement, a Warrant may be exercised by the Registered Holder thereof by delivering to the Company at its address set forth in Section 6.2 hereof, (i) the Warrant Certificate (in the form attached hereto as Exhibit A, the “Warrant Certificate”) evidencing the Warrants to be exercised, (ii) an election to purchase (in the form attached hereto as Exhibit B) (the “Election to Purchase”) any shares of Common Stock pursuant to the exercise of a Warrant, properly completed and executed by the Registered Holder on the reverse of the Warrant Certificate, and (iii) by paying full the Warrant Price (or the amount described below under Section 2.3.1(b)) the for each full share of Common Stock as to which the Warrant is exercised, at the election of the Registered Holders, as follows:

(a)       in lawful money of the United States, in good certified check or good bank draft payable to the order of the Company; or

(b)       on a “cashless basis” by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the Warrant Price and the “Fair Market Value”, as defined in this Section 2.3.1(b) by (y) the Fair Market Value. Solely for purposes of this Section 2.3.1(b), the “Fair Market Value” shall mean the average volume weighted sale price of one share of Common Stock as reported on the New York Stock Exchange or such other trading market for which the Common Stock is then listed for the ten (10) trading days ending on the third trading day prior to the date on which the Registered Holder delivers the Warrant Certificate to the Company.

2.3.2       Issuance of Shares of Common Stock on Exercise. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price (if payment is pursuant to Section 2.3.1(a)), the Company shall issue to the Registered Holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised. No Warrant shall be exercisable and the Company shall not be obligated to issue shares of Common Stock upon exercise of a Warrant unless the Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the Registered Holder of the Warrants. If, by reason of any exercise of warrants on a “cashless basis”, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall round down to the nearest whole number, the number of shares to be issued to such holder.

2.3.3       Date of Issuance. Each person in whose name any certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares of Common Stock on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the share transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open.

3.       Adjustments.

3.1       Stock Dividends.

3.1.1       Split-Ups. If after the date hereof, and subject to the provisions of Section 3.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in the outstanding shares of Common Stock.

3.1.2       Extraordinary Dividends. If the Company, at any time while the Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of the Common Stock on account of such shares of Common Stock (or other shares of the Company’s capital stock into which the Warrants are convertible), other than (a) as described in Section 3.1.1 above, (b) Ordinary Cash Dividends (as defined below), (c) to satisfy the redemption rights of the holders of Common Stock in connection with a proposed initial merger, control stock exchange, asset acquisition, stock purchase, reorganization on similar business continuation involving the Company and one or more businesses (a “Business Combination”), (d) as a result of the repurchase of shares of Common Stock by the Company if a proposed initial Business Combination is presented to the stockholders of the Company for approval or (e) in connection with the Company’s liquidation and the distribution of its assets upon its failure to consummate a Business Combination (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Company’s board of directors, in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend. For purposes of this Section 3.1.2, “Ordinary Cash Dividends” means any regularly scheduled cash dividend or cash distribution, substantially in accordance with past practices.

3.2       Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 3.6 hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

3.3       Adjustments in Warrant Price.

3.3.1       Adjustment to Warrant Price Upon Stock Dividends and Aggregation of Shares. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Section 3.1.1 or 3.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

3.3.2       Adjustment to Warrant Price and Number of Warrant Shares Upon Issuance of Common Stock.

(a)       Except as provided in Section 3.3.1, if, at any time or from time to time prior to the Expiration Date, the Company shall issue or sell any shares of Common Stock (or is deemed to have issued and sold any shares of Common Stock through the issuance of Convertible Securities (as such term is defined in the Stockholders Agreement)), without consideration or for consideration per share less than the Warrant Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), then immediately upon such issuance or sale (or deemed issuance or sale) the Warrant Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) shall be reduced (and in no event increased) to a Warrant Price equal to the quotient obtained by dividing:

(A)	the sum of (i) the product obtained by multiplying the Common Stock deemed outstanding immediately prior to such issuance or sale (or deemed issuance or sale) by the Warrant Price then in effect plus (ii) the aggregate value of the consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale); by
(B)	the sum of (i) the Common Stock deemed outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus (ii) the aggregate number of shares of Common Stock issued or sold (or deemed issued or sold) by the Company in such issuance or sale (or deemed issuance or sale).

(b)       Upon any and each adjustment of the Warrant Price as provided in this Section 3.3.2 the number of shares of Common Stock issuable upon the exercise of this Warrant immediately prior to any such adjustment shall be increased to a number of shares of Common Stock equal to the quotient obtained by dividing:

(A)	the product of (i) the Warrant Price in effect immediately prior to any such adjustment multiplied by (ii) the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to any such adjustment; by
(B)	the Warrant Price resulting from such adjustment.

3.4       Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change under Section 3.1.1, 3.1.2 or Section 3.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrant(s) immediately prior to such event (the “Alternative Issuance”); provided, however, that (i) if the holders of Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of Common Stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of Common Stock (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by stockholders of the Company as provided for in the Company’s amended and restated certificate of incorporation or as a result of the repurchase of shares of Common Stock by the Company if a proposed initial Business Combination is presented to the stockholders of the Company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 3.

3.5       Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the each holder of a Warrant pursuant to Section 8.2 of this Agreement, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Section 3.1, 3.2, 3.3 or 3.4, the Company shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give any such notice, or any defect therein, shall not affect the legality or validity of such event.

3.6       No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 3, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to such holder.

3.7       Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 3, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

3.8       Other Events. In case any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 3 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 3, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, reasonably acceptable to the Registered Holder, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Section 3 and, if they determine that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion.

4.       Transfer and Exchange of Warrants.

4.1       Restriction on Transfer. Except as permitted pursuant to this Section 4.1, the Warrants may not be sold, assigned, disposed of, pledged, hypothecated, encumbered or otherwise transferred (collectively, a “Transfer”) by the Registered Holder without the prior written consent of the Company which consent may be withheld in its sole and absolute discretion prior to the six-month anniversary date of issuance of this Warrant. Notwithstanding the foregoing, the restriction on Transfer shall not apply (a) in the case of a Registered Holder that is an entity, a Transfer (whether by dividend, distribution or otherwise) by such holder to its stockholders, members, partners or other equity holders or to any of its Affiliates (as such term is defined under the Exchange Act), or (b) in the case of a Registered Holder that is a natural person, upon a Transfer by such holder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted) or any other direct lineal descendant of such holder (or his or her spouse). After the one year anniversary of the issuance of this Warrant, the Warrants may be freely Transferred subject to compliance with applicable securities laws. Notwithstanding the preceding two sentences, following any Transfer any such Warrants subject to a Transfer permitted pursuant to this Section 4.1 shall at all times remain subject to the terms and restrictions set forth in this Agreement.

4.2       Registration on Transfer. Subject to the instructions set forth in Section 4.1 above, the Company shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant by the Registered Holder to the Company for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Company.

4.3       Procedure for Surrender of Warrants. Warrants may be surrendered to the Company, together with a written request for exchange or transfer, and thereupon the Company shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Company shall not cancel such Warrant and issue new Warrants in exchange thereof until the Company has received an opinion of counsel stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

4.4       Fractional Warrants. The Company shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a warrant certificate for a fraction of a Warrant.

4.5       Service Charges. No service charge shall be made for any exchange or registration of Transfer of Warrants.

5.       Other Provisions Relating to Rights of Holders of Warrants.

5.1       No Rights as Stockholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

5.2       Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

5.3       Registration of Common Stock.

The Common Stock issuable upon execution of the Warrants shall be “Registerable Securities,” as such is defined in that certain Stockholders Agreement, dated the date hereof, by and among the Company, DOF Holdings and DOF IV Plymouth LLC, and entitled to the registration rights provided therein.

6.       Covenants. The Company warrants and agrees for the benefit of the Registered Holders that:

6.1       Due Authorization and Valid Issuance. All shares of Common Stock which may be issued upon the exercise of the Warrants will, upon issue and payment of the aggregate Warrant Price therefore, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens and encumbrances, with no personal liability attaching to the ownership thereof.

6.2       Sufficient Number of Shares. During the Exercise Period, the Company will at all times have authorized and reserved for the purpose of issue upon exercise of the rights evidenced by the Warrants, a sufficient number of shares of Common Stock to provide for the exercise of the Warrants.

7.       Representations and Warranties.

7.1       Representation by the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the issuance of the Warrants and the Common Stock issuable upon exercise of the Warrant have been taken.

7.2       Representations and Warranties by the Registered Holder. The Registered Holder represents and warrants to the Company as follows:

(a)       The Warrants and the shares of Common Stock issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Act”). Upon exercise of the Warrants, the Registered Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Common Stock issuable upon exercise of the Warrants is being acquired for investment and not with a view toward distribution or resale.

(b)       The Registered Holder understands that the Warrants and the shares of Common Stock have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Registered Holder indefinitely, and that the Registered Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

(c)       The Registered Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of the Warrants and the shares of Common Stock purchasable pursuant to the terms of the Warrants and of protecting its interests in connection therewith.

(d)       The Registered Holder is able to bear the economic risk of the purchase of the shares of Common Stock pursuant to the terms of the Warrants.

(e)       The Registered Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

8.       Miscellaneous Provisions.

8.1       Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of their respective successors and assigns.

8.2       Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is provided for the Company in writing to the holders of the Warrants), as follows:

Plymouth Industrial REIT, Inc.
260 Franklin Street, 6th Floor
Boston, MA 02109
Attention: Jeffrey E. Witherell

Any notice, statement or demand authorized by this Agreement to be given or made by the Company to the holder of any Warrant shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is provided for the holders of the Warrants in writing to the Company), as follows:

DOF IV REIT Holdings, LLC/DOF IV Plymouth PM, LLC

475 Fifth Avenue

New York, New York 10017

Attention: Abbey Kosakowski and Gianluca Montalti

With a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Michael W. Bond

8.3       Applicable Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

8.4       Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

8.5       Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Company at the address set forth in Section 8.2 above for inspection by the Registered Holder of any Warrant. The Company may require any such holder to submit his Warrant for inspection by it.

8.6       Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.7       Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

8.8       Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders. All other modifications or amendments, including any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the vote or written consent of the Registered Holders of 65% of the then outstanding Warrants. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period pursuant to Sections 2.1 and 2.2, respectively, without the consent of the Registered Holders.

8.9       Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Exhibit A Form of Warrant Certificate

Exhibit B Form of Election to Purchase

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Plymouth Industrial REIT, Inc.

By    _____________________________________

Name:
Title:

DOF IV REIT Holdings, LLC

By    _____________________________________

Name:
Title:

[Signature Page to Warrant Agreement]

EXHIBIT A

[Form of Warrant Certificate]

[FACE]

Number

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO
THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR
IN THE WARRANT AGREEMENT DESCRIBED BELOW

PLYMOUTH INDUSTRIAL REIT, INC.

Incorporated Under the Laws of the State of Maryland

CUSIP [•]

Warrant Certificate

This Warrant Certificate certifies that ____________________, or registered assigns, is the registered holder of _______________ warrants (the “Warrants”) to purchase shares of Common Stock, $0.01 par value (“Common Stock”), of Plymouth Industrial REIT, Inc., a Maryland corporation (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and nonassessable shares of Common Stock (each, a “Warrant”) as set forth below, at the warrant price (the “Warrant Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the aggregate Warrant Price at the office of the Company subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Warrant Price is equal to $24.00 per share. The Warrant Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

PLYMOUTH INDUSTRIAL REIT, INC.

By    _____________________________________

Name:
Title:

_________________________________________

By    _____________________________________

Name:
Title:

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock and are issued or to be issued pursuant to a Warrant Agreement dated as of [________], 2017 (the “Warrant Agreement”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Warrant Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate office of the Company. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate office of the Company by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Exhibit B

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of Plymouth Industrial REIT, Inc. (the “Company”) in the amount of $ __________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of __________, whose address is __________ and that such shares be delivered to __________ whose address is _________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of __________, whose address is ________________, and that such Warrant Certificate be delivered to __________, whose address is _______________.

In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 2.3.1(b) of the Warrant Agreement, the number of shares that this Warrant is exercisable for shall be determined in accordance with Section 2.3.1(b) of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of shares that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive shares of Common Stock. If said number of shares is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _____________, whose address is _____________, and that such Warrant Certificate be delivered to _____________, whose address is _______________.

Date: ____________, 20__
(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

_______________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).